UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Following the early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, BioMarin Pharmaceutical Inc. (the “Company”) completed the sale to Medivation, Inc. (“Medivation”) of its proprietary poly (ADP-ribose) polymerase inhibitor known as BMN-673 or talazoparib (the “Asset Sale”) on October 6, 2015.

The Asset Sale was pursuant to the terms of an Asset Purchase Agreement, dated August 21, 2015 (the “Asset Purchase Agreement”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2015.

Pursuant to the Asset Purchase Agreement, Medivation paid the Company an upfront payment of US$410.0 million upon the closing of the Asset Sale. In addition, contingent upon the successful development and commercialization of BMN-673, Medivation will pay us milestone payments up to a total of US$160 million and royalties on net sales of BMN-673 at a mid-single digit royalty rate.

The foregoing is only a summary of the material terms of the Asset Purchase Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement between BioMarin Pharmaceutical Inc. and Medivation, Inc., dated August 21, 2015

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 7, 2015	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel